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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-79255) pertaining to the 1997 Stock Option Plan, 1998 Stock Option Plan and 1999 Employee Stock Purchase Plan of StarMedia Network, Inc. of our reports dated January 28, 2000, with respect to the consolidated financial statements and schedule of StarMedia Network, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                           /S/ ERNST & YOUNG LLP

New York, New York
March 27, 2000